United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

August 24, 2018

Date of Report (Date of earliest event reported)

Priority Technology Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37872	47-4257046
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2001 Westside Parkway Suite 155 Alpharetta, GA	30004
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 935-5961

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 24, 2018, Priority Technology Holdings, Inc. (the “Company”) received a written notice (the “Notice”) from The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company is not in compliance with Listing Rules 5404(a)(3) and 5410(d) (the “Minimum Public Holders Rules”), which require the Company to have at least 400 round lot holders of its common stock and at least 400 round lot holders of its warrants, respectively, for initial listing on The Nasdaq Global Market. Furthermore, the Notice indicated that the Company’s units are not in compliance with Listing Rule 5225(b)(1)(A) because the components of the units, one share of common stock and one warrant, do not comply with the Minimum Public Holders Rules.

Pursuant to Listing Rule IM-5101-2, the Company was required to meet all of the requirements for initial listing on The Nasdaq Global Market, including the Minimum Public Holders Rules, following the previously announced business combination between the shareholders of M I Acquisitions, Inc. (as predecessor to the Company) and Priority Holdings, LLC (the “Business Combination”). Although M I Acquisitions, Inc. securities had been historically listed on The Nasdaq Capital Market, in connection with the Business Combination, the Company submitted an initial listing application with respect to The Nasdaq Global Market because the Company would not, following the Business Combination, meet The Nasdaq Capital Market requirement for minimum stockholders’ equity as set forth in Listing Rule 5505(b)(2)(B).

The Notice states that, unless the Company requests an appeal, Nasdaq intends to suspend the Company’s common stock, warrants and units at the opening of business on September 4, 2018 and remove them from listing and registration on Nasdaq. The Company intends to appeal Nasdaq’s determination and request a hearing from a Nasdaq Hearings Panel to demonstrate compliance with the Minimum Public Holders Rules and, if necessary, to request an extension of time within which to do so. This hearing request will stay the suspension of the Company’s securities pending the determination of the panel.

The Company’s Board of Directors believes the failure to obtain the required 400 round lot holder threshold can be attributable primarily to a lack of liquidity in the Company’s common stock. As a result, the Company has undertaken steps that it believes may provide for further liquidity in the Company’s common stock, including filing and taking effective a registration statement on Form S-3 under the Securities Act of 1933, as amended, to register the resale of up to 1.5 million shares of its common stock held by certain officers and directors of the Company. During the pendency of the Nasdaq appeals process, the Company will continue to evaluate additional measures focused on increasing liquidity of its common stock, with the goal of allowing the Company to meet the Nasdaq 400 round lot holders requirement through a wider distribution of its publicly-traded common stock.

On August 30, 2018, the Company issued a press release announcing the receipt of the Notice, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits:

Exhibit	Description
99.1	Press Release dated August 30, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 30, 2018

PRIORITY TECHNOLOGY HOLDINGS, INC.

	By:	/s/ Bruce E. Mattox
Name: Bruce E. Mattox
Title: Chief Financial Officer